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                             LAMONTS APPAREL, INC.
                             (DEBTOR-IN-POSSESSION)
                                  EXHIBIT 11.1
                          COMPUTATION OF PER SHARE LOSS

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                                                                      QUARTER ENDED
                                   ------------------------------------------------------------------------------------
                                               April 29, 1995                                 April 30, 1994
                                   ---------------------------------------        -------------------------------------
                                                               Fully                                        Fully
                                       Primary                Diluted                Primary               Diluted
                                   ----------------       ----------------        ---------------       ---------------
LOSS
  Net loss                             ($8,570,840)           ($8,570,840)           ($7,987,000)          ($7,987,000)
                                   ================       ================        ===============       ===============

NUMBER OF SHARES

Weighted average shares:
  Outstanding                           17,887,775             17,887,775             13,647,998            13,647,998
  Incremental shares for
    conversion of preferred stock                                                                            4,220,810
  Incremental shares for
    outstanding stock options                                     363,498                                      402,677
                                   ----------------       ----------------        ---------------       ---------------

                                        17,887,775             18,251,273             13,647,998            18,271,485
                                   ================       ================        ===============       ===============

Net loss per share                          ($0.48)                ($0.47)                ($0.59)               ($0.44)
                                   ================       ================        ===============       ===============
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